UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, GrafTech International Ltd. (the “Company”) held its annual meeting of stockholders at the Company’s headquarters, located at 12900 Snow Road, Parma, Ohio, 44130 (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1- resulted in approval of the election of eight members to the board of directors, each to serve until the 2013 annual meeting of stockholders and until his or her successor is duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Withheld
Randy W. Carson	116,325,005	8,604,296
Mary B. Cranston	110,050,973	14,878,328
Harold E. Layman	115,907,565	9,021,736
Ferrell P. McClean	116,146,843	8,782,458
Nathan Milikowsky	105,109,357	19,819,944
Michael C. Nahl	113,925,085	11,004,216
Steven R. Shawley	116,561,326	8,367,975
Craig S. Shular	114,490,049	10,439,252

Proposal 2 – resulted in 81.88% of the votes cast (not including abstentions) approving, by a non-binding advisory vote, our executive compensation.

Votes For	Votes Against	Abstentions
96,633,747	21,388,512	6,907,042

Proposal 3 – resulted in 97.62% of the votes cast (not including abstentions), approving the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,705,101	3,160,030	49,299	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 18, 2012	By:	/s/ John D. Moran
John D. Moran Vice President, General Counsel and Secretary